Exhibit 99.1

FOR IMMEDIATE RELEASE: JANUARY 16, 2019

LEGGETT & PLATT COMPLETES ACQUISITION OF ELITE COMFORT SOLUTIONS

Establishes Leading Provider of Differentiated Products for the Bedding Industry

Carthage, MO, January 16, 2019 –

Diversified manufacturer Leggett & Platt (NYSE: LEG) today announced that it has completed its previously announced acquisition of Elite Comfort Solutions, Inc. (ECS) for $1.25 billion in cash. The transaction was financed through the expansion of the Company’s commercial paper program and the issuance of a $500 million 5-year term loan with its current bank group.

“We are pleased to announce the completion of the Elite Comfort Solutions acquisition. Through this acquisition, we gain critical capabilities in proprietary foam technology, along with scale in the production of private-label finished mattresses,” said Karl G. Glassman, President and Chief Executive Officer of Leggett & Platt. “Our combined expertise in spring and foam technology makes us the leading provider of differentiated products for the global bedding industry and positions us to capitalize on current and future market trends. Those trends include the growth of hybrid spring and specialty foam mattresses, growth of the e-commerce mattress channel, the increased demand for compressed mattresses sold both online and through traditional retail channels, and the emergence of numerous compressed mattress brands. Together with ECS, we have the capability to supply components or private-label finished goods for nearly any mattress type, packaging form, or distribution channel. The talented employees at ECS have built a truly exceptional business, and we look forward to working with them to better serve our customers and achieve continued success.”

As previously announced, ECS will become a separate business unit and operate within the Residential Products segment. The ECS management team will continue to lead the business. Leggett & Platt plans to maintain all 16 of ECS’s facilities.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 136-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units, 23,000 employee-partners, and 130 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S. manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) components for home furniture and work furniture; d) flooring underlayment; e) adjustable beds; f) high-carbon drawn steel wire; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including our ability to capitalize on current and future market trends, including growth of hybrid spring and specialty foam mattresses and the e-commerce channel, and demand for compressed mattresses; and our plans to maintain all 16 of ECS’s facilities. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) uncertainty of the expected financial performance of ECS following the acquisition; (ii) failure to realize the anticipated benefits of the acquisition, including as a result of delay in integrating the businesses of ECS; (iii) difficulties and delays in achieving revenue and cost synergies of ECS; (iv) inability to retain and hire key personnel and maintain relationships with customers and suppliers of ECS; (v) the Company’s and ECS’s ability to achieve their respective short-term and longer-term operating targets, the impact of the Tax Cuts and Jobs Act, price and product competition from foreign and domestic competitors, changes in demand for the Company’s and ECS’s products, cost and availability of raw materials and labor, fuel and energy costs, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks; and (vi) other risk factors detailed from time to time in Leggett’s reports filed with the SEC.

CONTACT:    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Vice President of Investor Relations

Wendy M. Watson, Director of Investor Relations

Cassie J. Branscum, Manager of Investor Relations

P. O. BOX 757 • NO. 1 LEGGETT ROAD • CARTHAGE, MISSOURI 64836-0757 • 417/358-8131